                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of
                the Securities and Exchange Act of 1934




   Date of Report (Date of earliest event reported):  June 28, 1995




                      FIRST LIBERTY FINANCIAL CORP.
         (Exact name of registrant as specified in its charter)



      Georgia                 1-14417                   58-1680650
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)




                           201 Second Street
                         Macon, Georgia 31297
     (Address of principal executive offices, including zip code)


                            (912) 743-0911
          (Registrant's telephone number including area code)



                              Page 1 of 4
                         Exhibit Index on Page 3

ITEM 5.  Other Events.

                     On June 28, 1995, the Registrant issued the attached press release announcing the Notice of Redemption for its Series A 7.75% Cumulative Convertible Preferred Stock and its intent to increase the dividend on its common stock.



                     Pursuant to the filing requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            FIRST LIBERTY FINANCIAL CORP.
                                            Richard A. Hills, Jr.
                                            -----------------------------
                                            Richard A. Hills, Jr.
                                            Executive Vice President
                                            and General Counsel


Date:  July 11, 1995

                              INDEX OF EXHIBITS





      Exhibit No.                Description               Page No.

         99                     Press Release                 4

                         FIRST LIBERTY FINANCIAL CORP.
                                 NEWS RELEASE



For information contact:
David L. Hall
Executive Vice President
and Chief Financial Officer
(912) 743-0911


                   FIRST LIBERTY ANNOUNCES REDEMPTION OF
               SERIES A PREFERRED STOCK AND INTENT TO INCREASE
                           COMMON STOCK DIVIDEND

Macon, Georgia, June 28 -- First Liberty Financial Corp. (Nasdaq:FLFC) announced that it will redeem all 460,000 shares of its Series A 7.75% Cumulative Convertible Preferred Stock (Nasdaq:FLFCP) on July 31, 1995. The redemption price will be $26.20 per share plus accrued and unpaid dividends of
16.1458 cents per share from July 1, 1995 to, but excluding, the redemption date.

The company said that it had met the condition for redeeming the preferred stock in that the average market price of its common stock had been at least 135% of the $12.50 conversion price of the preferred stock for a period of twenty consecutive trading days prior to the date of the notice. The company also announced that the redemption notice will remind its preferred stockholders that each share of the preferred stock to be redeemed is convertible into two shares of its common stock until the close of business on the redemption date, but not later.

Commenting on the announcement, Robert F. Hatcher, First Liberty's President and Chief Executive Officer, said, "We've been pleased that the market for our common stock has responded to favorable developments at First Liberty and provided the opportunity for redeeming the Series A preferred stock. The holders of that preferred stock have gotten a good return on it for almost two-and-a-half years and, if they elect to convert it to common stock rather than letting it be redeemed for cash, we think they'll be pleased with the decision. As reported in our earnings release for the March quarter, the company posted strong results and our team is working hard so that it will continue to do so."

The company also announced that it had reviewed the level of its common stock dividend and intends to increase the quarterly dividend from 10 cents per share to 13 cents per share on the October 1, 1995 payment date to stockholders of record as of September 15, 1995. The company emphasized that the increase will not affect the July 1 dividend payment.

First Liberty Financial Corp. is the holding company for First Liberty Bank, which operates 27 banking offices in Middle, Coastal and South Georgia, a loan production office in Atlanta, and a mortgage banking subsidiary, Liberty Mortgage Corporation, which operates throughout Georgia and through correspondent relationships in several southeastern states.

                                # # # # #

                                 4 of 4